EXHIBIT 99.1

QCR Holdings, Inc. Announces Record Net Income of $8.5 Million for the Fourth Quarter of 2016 and Record Net Income of $27.7 Million for the Year

MOLINE, Ill., Feb. 01, 2017 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (NASDAQ:QCRH) today announced net income of $8.5 million and diluted earnings per share (“EPS”) of $0.64 for the quarter ended December 31, 2016.  By comparison, for the quarter ended September 30, 2016, the Company reported net income of $6.1 million and diluted EPS of $0.46, which included $1.5 million of acquisition costs (after-tax) related to the acquisition of Community State Bank (“CSB”) in August 2016.  Excluding these acquisition costs and other non-core items, the Company reported core net income (non-GAAP) of $7.5 million and diluted EPS of $0.57 for the third quarter of 2016.  For the fourth quarter of 2015, the Company reported net income of $6.8 million and diluted EPS of $0.57.

For the year ended December 31, 2016, the Company reported net income of $27.7 million and diluted EPS of $2.17.  Excluding acquisition costs and other non-core items, the Company reported core net income (non-GAAP) of $29.4 million and diluted EPS of $2.31.  By comparison, for the year ended December 31, 2015, the Company reported net income of $16.9 million and diluted EPS of $1.61, which included several nonrecurring items, including $4.7 million of losses on debt extinguishments (after-tax) related to the balance sheet restructuring that took place in the second quarter of 2015.

“Our core operating performance for 2016 has been solid,” commented Douglas M. Hultquist, President and Chief Executive Officer, “and we continue to strategize and pursue ways to improve our profitability through our ongoing key initiatives.  Our core return on average assets (non-GAAP) has improved to 1.03% from 0.82%, when comparing the full year of 2016 to the prior year.  This is the result of strong organic loan growth, robust growth in core deposits, reductions in wholesale borrowings, continued margin improvements, modest operating expense growth, and strong fee income.”

Organic Loan and Lease Growth of 10.5% for Year
Swap Fee Income and Gains on the Sale of Government Guaranteed Loans Total $4.9 Million in 2016

During the fourth quarter of 2016, the Company’s total assets increased $21.0 million, or 1%, to a total of $3.30 billion, while total loans and leases grew $44.9 million, or 1.9%.  Loan and lease growth was funded by deposits, which increased $74.3 million, or 2.9%, in the fourth quarter.  This deposit growth also allowed the Company to further reduce borrowings.

“Organic loan and lease growth totaled $188.4 million for 2016, or an annual growth rate of 10.5%,” commented Mr. Hultquist.  “For the third consecutive year, we’ve been able to achieve targeted organic growth of 10-12%, primarily through market share increases.  Customers continue to appreciate the way we do business and are attracted to our relationship-based community banking model.”

“Swap fee income and gains on the sale of government guaranteed loans were strong for the year, totaling $4.9 million,” said Todd A. Gipple, Executive Vice President, Chief Operating Officer and Chief Financial Officer.  “We plan to continue executing these types of transactions, as they provide unique and beneficial solutions for our clients.  We also look forward to offering these products in the Des Moines metro market through our recently acquired bank, CSB-Ankeny.”

Net Interest Margin Expanded 32 Basis Points in Fourth Quarter
Due to Q3 Balance Sheet Restructure, Acquisition Accounting and First Full Quarter including CSB

Net interest income totaled $29.3 million for the quarter ended December 31, 2016.  By comparison, net interest income totaled $23.6 million and $19.9 million for the quarters ended September 30, 2016 and December 31, 2015, respectively.  Net interest income totaled $94.5 million for the year ended December 31, 2016, an increase of 23.9% from the prior year.  Net interest income attributable to CSB totaled $10.0 million for the partial year and included $3.2 million of net accretion related to purchase accounting adjustments.

“Net interest margin increased to 4.02% in the fourth quarter,” stated Mr. Gipple.  He added, “The improvement in margin was attributable to the previously announced balance sheet restructure at the end of the third quarter, as well as the addition of CSB.  One-time acceleration for the fourth quarter was approximately $1.3 million and was the result of payoffs/refinances of acquired performing loans, the prepayment of purchased credit impaired loans and the prepayment of FHLB advances that were acquired at a premium.  Excluding the effects of this acceleration, net interest margin would have been 3.84%.  By comparison, third quarter net interest margin was 3.70% excluding the effects of acceleration due to the prepayment of purchased credit impaired loans.”

Nonperforming Assets to Total Assets Ratio Increased in Fourth Quarter

Nonperforming assets (“NPAs”) increased $4.2 million in the current quarter.  The ratio of NPAs to total assets was 0.82% at December 31, 2016, which was up from 0.69% at September 30, 2016 and up from 0.74% a year ago.

“Two large relationships primarily account for the increase in NPAs in the fourth quarter.  The Company is not anticipating significant losses related to these two credits.  We believe that these issues are isolated and not reflective of the overall portfolio,” stated Mr. Hultquist.  He continued, “We remain committed to improving asset quality in 2017.”

The Company’s provision for loan and lease losses totaled $2.6 million for the fourth quarter of 2016, which was up $991 thousand from the prior quarter, and up $1.4 million compared to the fourth quarter of 2015.  The increase in provision in the fourth quarter of 2016 was primarily attributable to CSB.  As acquired loans renew, the discount associated with those loans is accelerated and the Company must re-establish a loan loss reserve.  This resulted in $1.2 million of provision expense in the fourth quarter.  As of December 31, 2016, the Company’s allowance to total loans and leases was 1.28%, which was up from 1.22% at September 30, 2016 and down from 1.45% at December 31, 2015.

In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of CSB were recorded at market value; therefore, there was no allowance associated with CSB’s loans at acquisition.  Management continues to evaluate the allowance needed on the acquired CSB loans factoring in the net remaining discount ($10.1 million at December 31, 2016).  When factoring this remaining discount into the Company’s allowance to total loans and leases calculation, the Company’s allowance as a percentage of total loans and leases increases from 1.28% to 1.70%.

Capital Levels Remain Strong

The Company’s total risk-based capital ratio was 11.74%, the common equity tier 1 ratio was 9.55% and the tangible common equity to tangible assets ratio increased to 8.04%, all as of December 31, 2016.  For comparison, these respective ratios were 11.30%, 9.22% and 7.92% as of September 30, 2016.

“As a result of solid earnings performance, capital ratios continue to be strong and we are growing tangible common equity at a steady pace,” stated Mr. Gipple.

Continued Focus on Seven Key Initiatives

The Company continues to focus on the following initiatives in an effort to improve profitability and drive increased shareholder value:

  Continue strong organic loan and lease growth to maintain loans and leases to total assets ratio in the range of 70-75%
  Continue focus on growing core deposits to maintain reliance on wholesale funding at less than 15% of assets
  Continue to focus on generating gains on sale of USDA and SBA loans, and fee income on swaps, as a significant and consistent component of core revenue
  Grow wealth management fee income by 10% annually
  Carefully manage noninterest expense growth
  Maintain asset quality metrics at better than peer levels
  Participate as an acquirer in the consolidation taking place in our markets to further boost ROAA, improve efficiency ratio, and increase EPS

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, and Rockford communities through its wholly owned subsidiary banks.  Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, Community State Bank, which is based in Ankeny, Iowa and was acquired by the Company in 2016, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and wealth management services.  Quad City Bank & Trust Company also provides correspondent banking services.  In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.  Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.

Special Note Concerning Forward-Looking Statements.  This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local, national and international economies; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business, including the Basel III regulatory capital reforms, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations issued thereunder; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) unexpected results of acquisitions (including the acquisition of CSB), which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the SEC.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015

	(dollars in thousands)

CONDENSED BALANCE SHEET

Cash and due from banks	$70,570	$61,213	$49,581	$44,931	$41,742
Federal funds sold and interest-bearing deposits	86,206	96,047	68,432	57,229	56,164
Securities	574,022	564,930	510,959	537,317	577,109
Net loans/leases	2,374,730	2,331,774	1,894,676	1,846,428	1,771,882
Core deposit intangible	7,381	7,614	1,372	1,422	1,471
Goodwill	13,111	13,632	3,223	3,223	3,223
Other assets	175,924	205,776	155,191	150,123	141,607
Total assets	$3,301,944	$3,280,986	$2,683,434	$2,640,673	$2,593,198

Total deposits	$2,669,261	$2,594,913	$1,973,594	$1,989,573	$1,880,666
Total borrowings	290,952	312,104	381,874	347,901	444,162
Other liabilities	55,690	93,112	52,849	68,056	42,484
Total stockholders' equity	286,041	280,857	275,117	235,143	225,886
Total liabilities and stockholders' equity	$3,301,944	$3,280,986	$2,683,434	$2,640,673	$2,593,198

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial loans	$827,637	$804,308	$706,261	$682,057	$648,160
Commercial real estate loans	1,093,459	1,070,305	784,379	766,159	724,369
Direct financing leases	165,419	166,924	169,928	172,774	173,656
Residential real estate loans	229,233	229,081	180,482	173,096	170,433
Installment and other consumer loans	81,666	81,918	73,658	71,842	73,669
Deferred loan/lease origination costs, net of fees	8,073	8,065	8,065	7,895	7,736
Total loans/leases	$2,405,487	$2,360,601	$1,922,773	$1,873,823	$1,798,023
Less allowance for estimated losses on loans/leases	30,757	28,827	28,097	27,395	26,141
Net loans/leases	$2,374,730	$2,331,774	$1,894,676	$1,846,428	$1,771,882

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$46,084	$67,885	$88,321	$132,742	$213,537
Municipal securities	374,463	360,330	302,689	285,009	280,203
Residential mortgage-backed and related securities	147,702	133,173	116,765	116,452	80,670
Other securities	5,773	3,542	3,184	3,114	2,699
Total securities	$574,022	$564,930	$510,959	$537,317	$577,109

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$797,415	$764,615	$615,764	$641,859	$615,292
Interest-bearing demand deposits	1,369,226	1,298,781	918,036	916,455	886,294
Time deposits	439,169	420,470	337,584	331,786	309,974
Brokered deposits	63,451	111,047	102,210	99,473	69,106
Total deposits	$2,669,261	$2,594,913	$1,973,594	$1,989,573	$1,880,666

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$63,000	$83,343	$78,000	$80,000	$97,000
Overnight FHLB advances (1)	74,500	55,300	118,900	70,500	54,000
Wholesale structured repurchase agreements	45,000	45,000	100,000	100,000	110,000
Customer repurchase agreements	8,132	8,265	21,441	52,153	73,873
Federal funds purchased	31,840	51,750	30,120	11,870	70,790
Junior subordinated debentures	33,480	33,446	33,413	33,378	38,499
Other borrowings	35,000	35,000	-	-	-
Total borrowings	$290,952	$312,104	$381,874	$347,901	$444,162

(1) At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 0.81%.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	For the Year Ended
	December 31,	December 31,
	2016	2015

	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$106,468	$90,003
Interest expense	11,951	13,707
Net interest income	94,517	76,296
Provision for loan/lease losses	7,478	6,871
Net interest income after provision for loan/lease losses	$87,039	$69,425

Trust department fees	$6,164	$6,131
Investment advisory and management fees	2,993	2,972
Deposit service fees	4,440	3,785
Gain on sales of residential real estate loans	431	323
Gain on sales of government guaranteed portions of loans	3,159	1,305
Swap fee income	1,708	1,718
Securities gains, net	4,592	799
Earnings on bank-owned life insurance	1,771	1,762
Debit card fees	1,815	1,245
Correspondent banking fees	1,050	1,190
Other	2,914	3,133
Total noninterest income	$31,037	$24,363

Salaries and employee benefits	$46,317	$42,968
Occupancy and equipment expense	8,405	7,043
Professional and data processing fees	7,113	5,523
Acquisition costs	2,441	-
FDIC insurance, other insurance and regulatory fees	2,549	2,725
Loan/lease expense	662	882
Net cost of operation of other real estate	591	(1,092)
Advertising and marketing	2,128	1,901
Bank service charges	1,693	1,486
Losses on debt extinguishment, net	4,578	7,186
Correspondent banking expense	751	703
Other	4,258	3,866
Total noninterest expense	$81,486	$73,191

Net income before taxes	$36,590	$20,597
Income tax expense	8,903	3,669
Net income	$27,687	$16,928

Basic EPS	$2.20	$1.64
Diluted EPS	$2.17	$1.61

Weighted average common shares outstanding	12,570,767	10,345,286
Weighted average common and common equivalent shares outstanding	12,766,003	10,499,841

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015

	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$32,236	$26,817	$23,913	$23,502	$22,910
Interest expense	2,956	3,186	2,904	2,905	3,024
Net interest income	29,280	23,631	21,009	20,597	19,886
Provision for loan/lease losses	2,599	1,608	1,198	2,073	1,177
Net interest income after provision for loan/lease losses	$26,681	$22,023	$19,811	$18,524	$18,709

Trust department fees	$1,558	$1,519	$1,512	$1,576	$1,455
Investment advisory and management fees	876	766	693	658	721
Deposit service fees	1,411	1,151	947	931	410
Gain on sales of residential real estate loans	142	144	84	60	57
Gain on sales of government guaranteed portions of loans	458	219	1,604	879	405
Swap fee income	350	334	168	857	535
Securities gains, net	(36)	4,252	18	358	325
Earnings on bank-owned life insurance	447	450	480	394	443
Debit card fees	688	475	344	308	333
Correspondent banking fees	249	254	245	302	275
Participation service fees on commercial loan participations	249	237	246	211	218
Other	637	622	421	288	1,035
Total noninterest income	$7,029	$10,423	$6,762	$6,822	$6,212

Salaries and employee benefits	$13,396	$11,202	$10,917	$10,801	$10,258
Occupancy and equipment expense	2,630	2,086	1,885	1,827	1,535
Professional and data processing fees	2,192	1,931	1,542	1,447	840
Acquisition costs	40	2,046	355	-	-
FDIC insurance, other insurance and regulatory fees	683	583	650	634	573
Loan/lease expense	242	103	154	163	281
Net cost of operation of other real estate	78	133	278	102	(4)
Advertising and marketing	760	548	433	386	532
Bank service charges	446	415	415	416	396
Losses on debt extinguishment, net	357	4,137	-	83	291
Correspondent banking expense	186	206	182	177	139
Other	1,298	1,090	933	918	1,032
Total noninterest expense	$22,308	$24,480	$17,744	$16,954	$15,873

Net income before taxes	$11,402	$7,966	$8,829	$8,392	$9,048
Income tax expense	2,873	1,858	2,153	2,019	2,263
Net income	$8,529	$6,108	$6,676	$6,373	$6,785

Basic EPS	$0.65	$0.47	$0.54	$0.54	$0.58
Diluted EPS	$0.64	$0.46	$0.53	$0.53	$0.57

Weighted average common shares outstanding	13,087,592	13,066,777	12,335,077	11,793,620	11,744,495
Weighted average common and common equivalent shares outstanding	13,323,883	13,269,703	12,516,474	11,953,949	11,926,038

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	For the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2016	2016	2016	2016	2015	2016	2015

	(dollars in thousands, except per share data)

COMMON SHARE DATA
Common shares outstanding	13,106,845	13,075,307	13,057,368	11,814,911	11,761,083
Book value per common share (1)	$21.82	$21.48	$21.07	$19.90	$19.21
Tangible book value per common share (2)	$20.11	$19.74	$20.72	$19.51	$18.81
Closing stock price	$43.30	$31.74	$27.19	$23.79	$24.29
Market capitalization	$567,526	$415,010	$355,030	$281,077	$285,677
Market price / book value	198.41%	147.77%	129.05%	119.53%	126.47%
Market price / tangible book value	215.36%	160.79%	131.24%	121.94%	129.15%
Earnings per common share (basic) LTM (3)	$2.20	$2.13	$2.21	$1.62	$1.64
Price earnings ratio LTM (3)	19.68 x	14.90 x	12.30 x	14.69 x	14.81 x
TCE / TA (4)	8.04%	7.92%	10.10%	8.74%	8.55%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$280,857	$275,117	$235,143	$225,886	$221,115
Net income	8,529	6,108	6,676	6,373	6,785
Other comprehensive income (loss), net of tax	(3,681)	(361)	1,181	2,525	(2,287)
Common stock cash dividends declared	(523)	(521)	(521)	(471)	(469)
Proceeds from issuance of 1,215,000 shares of common stock, net of costs	-	-	29,829	-	-
Other (5)	859	514	2,809	830	742
Ending balance	$286,041	$280,857	$275,117	$235,143	$225,886

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	11.74%	11.30%	14.29%	12.68%	13.11%
Tier 1 risk-based capital ratio	10.62%	10.29%	13.04%	11.45%	11.88%
Tier 1 leverage capital ratio	9.10%	10.09%	11.18%	9.85%	9.75%
Common equity tier 1 ratio	9.55%	9.22%	11.72%	10.11%	10.33%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.04%	0.85%	1.01%	0.98%	1.04%	0.97%	0.66%
Return on average total equity (annualized)	12.04%	8.78%	10.46%	11.02%	12.14%	10.56%	8.79%
Net interest margin	3.80%	3.48%	3.40%	3.37%	3.20%	3.53%	3.17%
Net interest margin (TEY) (Non-GAAP)(7)	4.02%	3.71%	3.62%	3.59%	3.41%	3.75%	3.37%
Efficiency ratio (Non-GAAP) (9)	61.44%	71.89%	63.89%	61.83%	60.82%	64.90%	72.71%
Gross loans and leases / total assets	72.85%	71.95%	71.65%	70.96%	69.34%	72.85%	69.34%
Full-time equivalent employees (8)	572	572	410	406	406	572	406

AVERAGE BALANCES
Assets	$3,277,814	$2,865,947	$2,640,678	$2,602,350	$2,611,276	$2,846,697	$2,549,921
Loans/leases	2,358,960	2,077,376	1,899,932	1,833,950	1,764,275	2,042,555	1,707,523
Deposits	2,717,923	2,243,397	2,033,116	1,980,056	1,978,737	2,243,623	1,851,584
Total stockholders' equity	283,292	278,369	255,391	231,247	223,553	262,075	192,489

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3) LTM : Last twelve months.
(4) TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8) Full-time equivalent employees increased by 162 in the 3rd quarter of 2016 due to the acquisition of Community State Bank.
(9) See GAAP to Non-GAAP reconciliations.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$11,475	$9	0.31%	$17,685	$13	0.29%	$14,027	$6	0.17%
Interest-bearing deposits at financial institutions	123,838	167	0.54%	67,807	103	0.60%	101,006	96	0.38%
Securities (1)	562,164	4,970	3.52%	525,417	4,826	3.65%	572,531	4,673	3.24%
Restricted investment securities	12,785	126	3.92%	14,877	132	3.53%	13,658	126	3.66%
Loans (1)	2,358,960	28,691	4.84%	2,077,376	23,330	4.47%	1,764,275	19,330	4.35%
Total earning assets (1)	$3,069,222	$33,963	4.40%	$2,703,162	$28,404	4.18%	$2,465,497	$24,231	3.90%

Interest-bearing deposits	$1,387,319	$928	0.27%	$1,116,325	$717	0.26%	$890,503	$478	0.21%
Time deposits	496,855	984	0.79%	422,603	755	0.71%	381,109	721	0.75%
Short-term borrowings	36,728	20	0.22%	30,208	12	0.16%	115,289	36	0.12%
Federal Home Loan Bank advances (4)	83,231	6	0.03%	118,564	421	1.41%	105,509	529	1.99%
Junior subordinated debentures	33,463	325	3.86%	33,430	306	3.64%	40,028	319	3.16%
Other borrowings	73,816	693	3.73%	116,856	975	3.32%	113,776	941	3.28%
Total interest-bearing liabilities	$2,111,412	$2,956	0.56%	$1,837,986	$3,186	0.69%	$1,646,214	$3,024	0.73%

Net interest income / spread (1)		$31,007	3.84%		$25,218	3.49%		$21,207	3.17%
Net interest margin (2)			3.80%			3.48%			3.20%
Net interest margin (TEY) (Non-GAAP (1) (2) (3)			4.02%			3.71%			3.41%

	For the Year Ended
	December 31, 2016			December 31, 2015
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$15,142	$45	0.30%	$17,418	$25	0.14%
Interest-bearing deposits at financial institutions	70,757	393	0.56%	66,897	304	0.45%
Securities (1)	535,912	19,054	3.56%	599,648	18,380	3.07%
Restricted investment securities	13,993	522	3.73%	14,727	504	3.42%
Loans (1)	2,042,555	92,475	4.53%	1,707,523	75,670	4.43%
Total earning assets (1)	$2,678,359	$112,489	4.20%	$2,406,213	$94,883	3.94%

Interest-bearing deposits	$1,092,687	$3,843	0.35%	$821,045	$1,836	0.22%
Time deposits	436,070	2,175	0.50%	388,691	2,660	0.68%
Short-term borrowings	50,899	94	0.18%	151,141	210	0.14%
Federal Home Loan Bank advances (4)	114,797	1,284	1.12%	154,268	3,511	2.28%
Junior subordinated debentures	33,735	1,237	3.67%	40,364	1,256	3.11%
Other borrowings	98,105	3,318	3.38%	126,902	4,233	3.34%
Total interest-bearing liabilities	$1,826,293	$11,951	0.65%	$1,682,411	$13,706	0.81%

Net interest income / spread (1)		$100,538	3.55%		$81,177	3.13%
Net interest margin (2)			3.53%			3.17%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.75%			3.37%

(1) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(2) See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(4) Average cost of Federal Home Loan Bank advances for the quarter and year ending December 31, 2016 was affected by the acceleration of the premium on advances recognized at the acquisition of CSB. $342 thousand was accelerated due to the prepayment of $15.0 million of advances in the fourth quarter of 2016.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015

	(dollars in thousands, except per share data)

ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES
Beginning balance	$28,827	$28,097	$27,395	$26,141	$25,534
Provision charged to expense	2,599	1,608	1,198	2,073	1,177
Loans/leases charged off	(755)	(987)	(634)	(868)	(1,106)
Recoveries on loans/leases previously charged off	86	109	138	49	536
Ending balance	$30,757	$28,827	$28,097	$27,395	$26,141

NONPERFORMING ASSETS (2)
Nonaccrual loans/leases	$13,919	$14,371	$10,737	$10,772	$10,648
Accruing loans/leases past due 90 days or more	967	392	86	47	3
Troubled debt restructures - accruing	6,347	1,825	1,753	1,157	1,054
Total nonperforming loans/leases	21,233	16,588	12,576	11,705	12,312
Other real estate owned	5,523	5,808	6,179	6,680	7,151
Other repossessed assets	202	353	154	46	246
Total nonperforming assets	$26,958	$22,749	$18,909	$19,102	$20,646

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.82%	0.69%	0.70%	0.71%	0.74%
Allowance / total loans/leases (1)	1.28%	1.22%	1.46%	1.46%	1.45%
Allowance / nonperforming loans/leases (1)	144.85%	173.78%	223.42%	228.75%	223.33%

(1) Upon acquisition and per GAAP, acquired loans are recorded at market value which eliminated the allowance and impacts these ratios.
(2) The increase in nonperforming assets during the third quarter of 2016 was the result of the acquisition of CSB.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

		For the Quarter Ended			For the Year Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
	SELECT FINANCIAL DATA - SUBSIDIARIES	2016	2016	2015	2016	2015
		(dollars in thousands)

	TOTAL ASSETS

	Quad City Bank and Trust (1)	$1,395,785	$1,407,733	$1,336,572
	m2 Lease Funds, LLC	213,159	208,080	202,685
	Cedar Rapids Bank and Trust	913,056	887,593	866,872
	Community State Bank - Ankeny	600,076	580,210	N/A
	Rockford Bank and Trust	391,155	393,192	367,472

	TOTAL DEPOSITS

	Quad City Bank and Trust (1)	$1,125,932	$1,110,512	$931,689
	Cedar Rapids Bank and Trust	747,785	727,446	680,674
	Community State Bank - Ankeny	513,588	481,256	N/A
	Rockford Bank and Trust	311,556	294,193	272,347

	TOTAL LOANS & LEASES

	Quad City Bank and Trust (1)	$1,010,443	$994,628	$887,882
	m2 Lease Funds, LLC	211,045	206,800	201,119
	Cedar Rapids Bank and Trust	652,212	634,929	616,615
	Community State Bank - Ankeny	429,511	419,498	N/A
	Rockford Bank and Trust	313,321	311,545	293,526

	TOTAL LOANS & LEASES / TOTAL ASSETS

	Quad City Bank and Trust (1)	72%	71%	66%
	Cedar Rapids Bank and Trust	71%	72%	71%
	Community State Bank - Ankeny	72%	72%	N/A
	Rockford Bank and Trust	80%	79%	80%

	ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES

	Quad City Bank and Trust (1)	1.33%	1.30%	1.35%
	m2 Lease Funds, LLC	1.78%	1.69%	1.87%
	Cedar Rapids Bank and Trust	1.67%	1.69%	1.61%
	Community State Bank - Ankeny (2)	0.34%	0.07%	N/A
	Rockford Bank and Trust	1.57%	1.58%	1.45%

	RETURN ON AVERAGE ASSETS

	Quad City Bank and Trust (1)	1.17%	1.12%	1.18%	1.12%	0.89%
	Cedar Rapids Bank and Trust	1.34%	1.48%	1.42%	1.42%	0.93%
	Community State Bank - Ankeny (3)	1.33%	0.39%	N/A	1.10%	N/A
	Rockford Bank and Trust	0.90%	0.96%	0.50%	0.84%	0.61%

	NET INTEREST MARGIN PERCENTAGE (4)

	Quad City Bank and Trust (1)	3.71%	3.61%	3.38%	3.65%	3.32%
	Cedar Rapids Bank and Trust	3.90%	3.93%	3.63%	3.87%	3.65%
	Community State Bank - Ankeny	6.00%	4.99%	N/A	5.74%	N/A
	Rockford Bank and Trust	3.35%	3.50%	3.43%	3.47%	3.41%

	ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET
	INTEREST MARGIN, NET

	Cedar Rapids Bank and Trust	$313	$230	$66	$673	$504
	Community State Bank - Ankeny	2,681	473	N/A	3,154	N/A
	QCR Holdings, Inc. (5)	(34)	(34)	(34)	(136)	(137)

(1)	Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC is also presented separately for certain (applicable) measurements.
(2)	Upon acquisition and per GAAP, acquired loans are recorded at market value which eliminated the allowance and impacts this ratio.
(3)	Community State Bank's return on average assets includes acquisition costs and various purchase accounting adjustments.
(4)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(5)	Relates to the trust-preferred securities acquired as part of the Community National Bank acquisition in 2013.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
GAAP TO NON-GAAP RECONCILIATIONS	2016	2016	2016	2016	2015
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$286,041	$280,857	$275,117	$235,143	$225,886
Less: Intangible assets	22,522	22,755	4,595	4,645	4,694
Tangible common equity (non-GAAP)	$263,519	$258,102	$270,522	$230,498	$221,192

Total assets (GAAP)	$3,301,944	$3,280,986	$2,683,434	$2,640,673	$2,593,198
Less: Intangible assets	22,522	22,755	4,595	4,645	4,694
Tangible assets (non-GAAP)	$3,279,422	$3,258,231	$2,678,839	$2,636,028	$2,588,504

Tangible common equity to tangible assets ratio (non-GAAP)	8.04%	7.92%	10.10%	8.74%	8.55%

	For the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
CORE NET INCOME (2)	2016	2016	2016	2016	2015	2016	2015

Net income (GAAP)	$8,529	$6,108	$6,676	$6,373	$6,785	$27,687	$16,928

Less nonrecurring items (post-tax) (3):
Income:
Securities gains, net	$(23)	$2,764	$12	$233	$211	$2,985	$519
Lawsuit award	-	-	-	-	-	-	252
Total nonrecurring income (non-GAAP)	$(23)	$2,764	$12	$233	$211	$2,985	$771

Expense:
Losses on debt extinguishment, net	$232	$2,689	$-	$54	$189	$2,975	$4,671
Acquisition costs (4)	26	1,506	231	-	-	1,763	-
Other non-recurring expenses	-	-	-	-	-	-	513
Accrual adjustments	-	-	-	-	(487)	-	(487)
Total nonrecurring expense (non-GAAP)	$258	$4,195	$231	$54	$(298)	$4,738	$4,697

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (2)	$8,810	$7,539	$6,895	$6,194	$6,276	$29,440	$20,854

CORE EARNINGS PER COMMON SHARE (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$8,810	$7,539	$6,895	$6,194	$6,276	$29,440	$20,854

Weighted average common shares outstanding	13,087,592	13,066,777	12,335,077	11,793,620	11,744,495	12,570,767	10,345,286
Weighted average common and common equivalent shares outstanding	13,323,883	13,269,703	12,516,474	11,953,949	11,926,038	12,766,003	10,499,841

Core earnings per common share (non-GAAP):
Basic	$0.67	$0.58	$0.56	$0.53	$0.53	$2.34	$2.02
Diluted	$0.66	$0.57	$0.55	$0.52	$0.53	$2.31	$1.99

CORE RETURN ON AVERAGE ASSETS (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$8,810	$7,539	$6,895	$6,194	$6,276	$29,440	$20,854

Average Assets	$3,277,814	$2,865,947	$2,640,678	$2,602,350	$2,611,276	$2,846,697	$2,549,921

Core return on average assets (annualized) (non-GAAP)	1.08%	1.05%	1.04%	0.95%	0.96%	1.03%	0.82%

NET INTEREST MARGIN (TEY) (6)

Net interest income (GAAP)	$29,280	$23,631	$21,009	$20,597	$19,886	$94,517	$76,296

Plus: Tax equivalent adjustment (5)	1,727	1,587	1,364	1,342	1,321	6,021	4,881

Net interest income - tax equivalent (Non-GAAP)	$31,007	$25,218	$22,373	$21,939	$21,207	$100,538	$81,177

Average earning assets	$3,069,222	$2,703,162	$2,484,721	$2,456,328	$2,465,497	$2,678,359	$2,406,213

Net interest margin (GAAP)	3.80%	3.48%	3.40%	3.37%	3.20%	3.53%	3.17%
Net interest margin (TEY) (Non-GAAP)	4.02%	3.71%	3.62%	3.59%	3.41%	3.75%	3.37%

EFFICIENCY RATIO (7)

Noninterest expense (GAAP)	$22,308	$24,480	$17,744	$16,954	$15,873	$81,486	$73,191

Net interest income (GAAP)	$29,280	$23,631	$21,009	$20,597	$19,886	$94,517	$76,296
Noninterest income (GAAP)	7,029	10,423	6,762	6,822	6,212	31,037	24,363
Total income	$36,309	$34,054	$27,771	$27,419	$26,098	$125,554	$100,659

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	61.44%	71.89%	63.89%	61.83%	60.82%	64.90%	72.71%

(1) This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.
(2) Core net income, core net income attributable to QCR Holdings, Inc. common stockholders, core earnings per common share and core return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(3) Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 35%.
(4) Acquisition costs were analyzed individually for deductibility. Presented amounts are tax-effected accordingly.
(5) Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(6) Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.
(7) Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.

Todd A. Gipple
Executive Vice President
Chief Operating Officer
Chief Financial Officer
(309) 743-7745